FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Thermedics Detection Inc.
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               (Exact name of registrant as specified in its charter)

                Massachusetts                             04-3106698
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            (State of incorporation                   (I.R.S. Employer
              or organization)                     Identification Number)

           220 Mill Road, Chelmsford, Massachusetts            01824
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          (Address of principal executive offices)          (Zip Code)


             Securities to be registered pursuant to Section 12(b) of the
        Act:

              Title of each class        Name of each exchange on which
              to be so registered        each class is to be registered

                                          American Stock Exchange, Inc.
            Common Stock, par value
                 $.10 per share


             If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

             If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

             Securities to be registered pursuant to Section 12(g) of the
        Act:

                                       None
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                                (Title of Class)

                                       None
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                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

        Item 1.   Description of Registrant's Securities to be
                  Registered.

             Information concerning the Common Stock, par value $.10 per share, to be registered hereunder was included in the Registrant's Registration Statement on Form S-1 filed with the Commission on January 3, 1997, Registration No. 333-19199, under the caption "Description of Capital Stock" and in the Prospectus included in such Registration Statement and is incorporated herein by reference.

        Item 2.   Exhibits.

             To be filed with the Securities and Exchange Commission:

                  Not applicable.

             To be filed with the American Stock Exchange, Inc.:

                  a.   Articles of Organization of the Registrant

                  b.   By-Laws of the Registrant

                  c.   Specimen Common Stock Certificate



                                    SIGNATURE


             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        February 12, 1997

                                      THERMEDICS DETECTION INC.


                                      By: /s/ Jonathan W. Painter
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                                           Jonathan W. Painter
                                           Treasurer